UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 14, 2007 (Date of earliest event reported)

MFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-11625	04-2793022
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

30 Ossipee Road Newton, MA 02464-9101
(Address of principal executive offices)

Telephone: (617) 969-5452
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities  Act (17 CFR 230.425)

☐            Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On November 14, 2007 (the “Effective Date”), MFIC Corporation (“MFIC” or the “Company”) entered into an employment agreement (the “Agreement”) with Michael C. Ferrara in connection with Mr. Ferrara’s appointment as Chief Executive Officer (“CEO”) and member of the Company’s Board of Directors (the “Board”).  The information with respect to the Agreement, set forth in Item 5.02(c) below, is hereby incorporated by reference into this Item 1.01.

                A copy of the Press Release announcing the appointment is set forth as Exhibit 99.1 to this report.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                (c)           On the Effective Date, the Company announced the appointment of Michael C. Ferrara to serve as its CEO and Board member, effective as of the Effective Date.

                Mr. Ferrara was most recently President and Chief Executive Officer of X-Rite Incorporated (“X-Rite”), a publicly traded company that develops, manufactures and markets color management solutions for industrial, commercial and retail applications.  Prior to X-Rite, Mr. Ferrara was the Chief Executive Officer of both Marine Optical Group and N.I. World Trade, a trading subsidiary of National Intergroup (formerly National Steel), and held various positions over an eighteen (18) year period at Westinghouse Electric Corporation.  Mr. Ferrara currently serves on the Board of Directors of Integration Capital & Trade, Inc., an investment company based in New York, New York, and the Board of Advisors of PureColor, Inc., a privately held company based in Santa Fe, New Mexico.  Mr. Ferrara has a B.S in electrical engineering from Villanova University and completed the Program for Management Development (PMD) at Harvard Business School.  Mr. Ferrara is 65 years old.

                In conjunction with the appointment of Mr. Ferrara as CEO and Board member, Mr. Ferrara and the Company entered into the Agreement, dated as of the Effective Date.  The term of Mr. Ferrara’s employment by MFIC (the “Employment Period”) commenced on the Effective Date and will continue until (1) such time as is specified by either party in writing with thirty (30) days notice or (2) its termination as described below, whichever occurs first.

                Mr. Ferrara will receive a base salary of $230,000 per year, subject to increases determined by the Board in its sole discretion (the “Base Salary”).  In connection with compensation for calendar year 2008, Mr. Ferrara will be eligible for a performance bonus with a target amount ranging from $60,000 to up to 100% of his Base Salary (the “2008 Performance Bonus”), to be determined based on the ratio of the Company’s EBITDA to gross revenue as such amounts are reported in the Company’s audited financial statements for 2008.  The Board and Mr. Ferrara will establish other performance objectives upon which Mr. Ferrara’s eligibility for the 2008 Performance Bonus may be based.  Achievement of such performance objectives and payment of any portion of the 2008 Performance Bonus will be determined by the Board in its sole discretion.  The Board will consider a discretionary advance on the 2008 Performance Bonus of up to $20,000, payable in June 2008.  The Compensation Committee of the Board and Mr. Ferrara will work together to create and implement performance bonus standards and amounts for future years of Mr. Ferrara’s employment under the Agreement.

                Under the Agreement, the Company granted Mr. Ferrara an option to purchase 300,000 shares of the Company’s common stock (the “Option”).  This grant was effective, and the exercise price of the Option was established as of the close of trading, on the Effective Date.  The Option was granted pursuant to, and subject to the terms and conditions of, the Company’s

2006 Stock Plan.  The Option vests in four equal annual installments commencing on the first anniversary of the Effective Date.  If a Change of Control (as defined in the Agreement) occurs during the Employment Period, the Option shall immediately become vested as to all 300,000 shares.

                Mr. Ferrara will be eligible to participate in the Company’s employee benefits as they may exist from time to time, including health insurance, life insurance, 401k and stock purchase plans.  Mr. Ferrara will be eligible to earn and use three (3) weeks of paid vacation per calendar year, accruing at the rate of 1.25 days per month.  The Company will reimburse Mr. Ferrara for all reasonable expenses incurred in the course of performance of duties under the Agreement.

                In the event that the Employment Period is terminated by Mr. Ferrara for other than a Good Reason (as defined in the Agreement), by the Company for Cause (as defined in the Agreement) or as a result of Mr. Ferrara’s death or Permanent Disability (as defined in the Agreement), the Company shall have no further obligation to Mr. Ferrara, other than to pay to Mr. Ferrara or his designated beneficiary, (i) any portion of the Base Salary owed to Mr. Ferrara through the date of termination, (ii) the salary corresponding to any vacation time accrued but unused through the date of termination, and (iii) any amounts owed for expenses incurred prior to the date of termination that are eligible for reimbursement pursuant to the Agreement.

                If the Employment Period is terminated by the Company without Cause, by Mr. Ferrara for Good Reason, or by the Company for any reason within one hundred eighty (180) days of a Change of Control, Mr. Ferrara will receive payment of the amounts described in the preceding paragraph and be entitled to receive as severance following the date of termination, (i) six (6) months of his Base Salary (as of the effective date of such termination), payable in monthly installments, (ii) six (6) monthly payments of the amount that the Company would have paid in continuation of Mr. Ferrara’s medical coverage if he had remained an employee of the Company, and (iii) if the termination is effective prior to the end of a calendar year, a  pro-rated portion of the bonus that would have been paid to Mr. Ferrara under the Agreement if he had remained employed until the end of such calendar year.  The foregoing severance will be contingent on the execution by Mr. Ferrara of a general release of any claims that he may have against the Company.  After termination of the Employment Period, all of Mr. Ferrara’s rights to employee benefits will cease as of the date of termination.

                Under the Agreement, Mr. Ferrara agreed that, during the Employment Period and for a period of twelve (12) months thereafter, he will not (a) engage in, render services to, or acquire a financial interest in, any Competitive Business (as defined in the Agreement), (b) induce any employee of the Company to leave the Company or hire certain former employees of the Company, or (c) interfere with the relationship between the Company and any of its customers, suppliers, licensees or other business relations.  Mr. Ferrara also agreed to restrictions concerning his disclosure and use of the Company’s confidential information.  Further, Mr. Ferrara assigned to the Company any rights to intellectual property he may develop during the Employment Period and has executed the Company’s form of Invention Assignment and Proprietary Information Agreement.

                The description of the Agreement provided above is qualified in its entirety by reference to the full text of such Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 5.02(c).

                                                (d)                                 Please see the disclosure under Item 5.02(c) herein.

Item 9.01                                             Financial Statements and Exhibits.

                                                (d)                                 The following exhibits are hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit
10.1	Employment Agreement dated as of November 14, 2007 by and between MFIC Corporation and Michael C. Ferrara.

99.1	Press Release dated November 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2007	MFIC CORPORATION

	By:	/s/ Michael C. Ferrara
	Name:	Michael C. Ferrara
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated as of November 14, 2007 by and between MFIC Corporation and Michael C. Ferrara.

99.1	Press Release dated November 14, 2007.